                                 EXHIBIT 10.29


                           STOCK REPURCHASE AGREEMENT
                           --------------------------

                         STRATEGIC SOLUTIONS GROUP, INC.
                         -------------------------------

     THIS STOCK REPURCHASE AGREEMENT is entered into as of this 15th day of August, 2001, between Strategic Solutions Group, Inc (the "Company"), a Delaware
                                                           -------
corporation, and Michael Damas ("Damas"), an individual resident in Maryland
                                 -----
(individually, a "Party" and, collectively, "Parties").
                  -----                      -------

                                   WITNESSETH

     WHEREAS, pursuant to a Stock Purchase Agreement dated March 6, 2000 between the Company and Damas ("Stock Purchase Agreement"), Damas purchased from the
                        ------------------------
Company an aggregate of 1,250,000 shares of Common Stock of Company (the "Shares").
 ------

     WHEREAS, pursuant to a Registration Rights Agreement dated March 6, 2000 between the Company and Damas ("Registration Rights Agreement"), the Company has
                                -----------------------------
agreed to provide certain registration rights to Damas with respect to the Shares.

     WHEREAS, Damas desires to sell to the Company, and the Company has agreed to repurchase from Damas an aggregate of 750,000 shares of the Shares, of which 250,000 shares ("Repurchase Shares") will be effected upon the execution of this
                 -----------------
Agreement and an additional 500,000 shares ("Additional Shares") effected over a
                                             -----------------
period of 15 months pursuant to the terms and conditions of a promissory note described herein.

     WHEREAS, the Parties hereto have agreed that it is in their mutual best interests for the Company to repurchase the Repurchase Shares and Additional Shares from Damas on the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the premises, the mutual agreements and covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

                                    SECTION I

                              THE REPURCHASE SHARES

A.   Agreement to Sell the Repurchase Shares. Subject to the terms and
     ---------------------------------------
conditions herein set forth, Damas hereby sells, assigns, conveys, transfers and delivers to the Company, and the Company hereby purchases, accepts and acquires from Damas, all of the Repurchase Shares.

     1.   Purchase Price. The purchase price for the Repurchase Shares (the
          --------------
"Purchase Price") shall be sixty thousand dollars ($60,000).
 --------------

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                   EXHIBIT 10.29 - Stock Repurchase Agreement

     2.   Deliveries, Closing and Conditions Precedent.
          --------------------------------------------

          (a)  Damas' Deliveries. Damas hereby delivers to the Company (i) the
               -----------------
stock certificate ("Certificate") representing the Shares, duly endorsed in
                    -----------
blank for the transfer of the Repurchase Shares to the Company; and (ii) the Release set forth under Section III.C. below. As soon as practicable after the closing of the Repurchase Shares, the Company will deliver the Certificate to its stock transfer agent and instruct the agent to cancel the Certificate and issue new stock certificates in the name of Michael Damas as follows: (i) a stock certificate for 500,000 shares representing the remaining shares held by Damas and not subject to repurchase by the Company; (ii) 5 stock certificates each for 33,334 shares; and (iii) 10 stock certificates each for 33,333 shares. The new certificates will continue to bear a restrictive legend and will be delivered to Damas at the address set forth under the notice provisions of
Section II.A.6. below.

          (b)  Company's Deliveries. The Company hereby delivers to Damas (i)
               --------------------
the Purchase Price; and (ii) a promissory note in favor of Damas in the principal amount of $120,000 (the "Note") for the repurchase of the Additional
                                   ----
Shares, as described under Section II below.

          (c) Closing. The closing of the repurchase and sale of the Repurchase Shares under this Agreement ("Closing") shall occur concurrently with the
                              -------
execution and delivery of this Agreement.

          (d)  Conditions Precedent to Obligations of Company. The obligations
               ----------------------------------------------
of the Company under this Agreement are subject to the satisfaction of each of the following conditions: (a) the Company shall have received the Release duly executed by Damas; and the Company shall have received the Certificate representing the Shares, duly endorsed, in blank for the transfer of the Repurchase Shares to the Company.

          (e)  Conditions Precedent to Obligations of Damas. The obligations of
               --------------------------------------------
Damas under this Agreement are subject to the satisfaction of each of the following conditions: (i) the Company shall have delivered the Purchase Price to Damas; and (ii) Damas shall have received the Note duly executed by the Company.

          (f)  Post-Closing Obligations of the Company. Commencing on the date
               ---------------------------------------
of Closing, and at any time thereafter, the Company hereby covenants and agrees to promptly take any and all actions required under state and federal securities laws, including, without limitation, Rule 144 promulgated under the Securities Act of 1933, as amended (the "Act"), to facilitate a sale or other allowable
                              ---
transfer by Damas of the Shares represented by the stock certificate issued to Damas in accordance with the provisions of Section I.A.2.(a)(i) above (the "Retained Shares"). Such actions shall include, without limitation, insuring
 ---------------
that the reports and other information required under paragraph (c) of Rule 144 are timely filed or otherwise made available to the public, and delivering such consents, authorizations, calculations, representations and opinions, including legal opinions, as shall be required by Damas, the Company's Transfer Agent, any securities broker and/or any regulatory authority, to facilitate any proposed sale or allowable transfer of the Retained Shares by Damas. Additionally, commencing on March 6, 2002, and at any time thereafter, upon receiving the written request of Damas, the Company hereby covenants and agrees to promptly take any and all actions required under state and federal

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

                   EXHIBIT 10.29 - Stock Repurchase Agreement

securities laws, including, without limitation, Rule 144(k) promulgated under the Act, to cause the restrictive legend to be removed from any stock certificate representing the Retained Shares, which actions shall include, without limitation, delivering such consents, authorizations, calculations, representations and opinions, including legal opinions, as shall be required by Damas, the Company's Transfer Agent, such securities broker and/or any regulatory authority, needed to facilitate the removal of such restrictive legend. All Post-Closing Obligations of the Company shall survive the Closing of the Repurchase Shares, the closings of the Additional Shares and the execution of the Release (as hereinafter defined) and shall remain in full force and effect.

                                   SECTION II
                              THE ADDITIONAL SHARES

A.   Agreement to Sell the Additional Shares. Damas agrees to sell, assign,
     ---------------------------------------
convey, transfer and deliver to the Company, and the Company agrees to purchase, accept and acquire from Damas, the Additional Shares pursuant to the terms and conditions set forth in this Section II and in the Note.

     1.   Form of Payment and Purchase Price. The Company will pay for the
          ----------------------------------
Additional Shares on a monthly basis in the form of monthly principal payments made under the Note, substantially in the form attached hereto as Exhibit A. The
                                                                  ---------
Note shall be in the aggregate principal sum of $120,000 representing the purchase price of the Additional Shares and shall bear interest at the rate of eight percent (8%) per annum.

     2.   Monthly Purchase of the Additional Shares. Subject to earlier
          -----------------------------------------
cancellation or prepayment in accordance with Sections II.A.4. and II.A.5. below and other terms and conditions under the Note, the Company will make monthly principal payments to Damas in equal amounts and monthly interest over a period of 15 consecutive months. Each monthly principal payment by the Company under the Note shall be deemed payment for the repurchase of the proportionate number of Additional Shares as follows:

                        Monthly Principal                      Number of
                        Payment to Damas     Monthly       Additional Shares
          Due Date    (excluding interest)   Interest   Repurchased by Company
          --------    --------------------   --------   ----------------------

          09/15/01          $8,000           $800.00         33,334 shares
          10/15/01          $8,000           $746.67         33,334 shares
          11/15/01          $8,000           $693.33         33,334 shares
          12/15/01          $8,000           $640.00         33,334 shares
          01/15/02          $8,000           $586.67         33,334 shares
          02/15/02          $8,000           $533.33         33,333 shares
          03/15/02          $8,000           $480.00         33,333 shares
          04/15/02          $8,000           $426.67         33,333 shares
          05/15/02          $8,000           $373.33         33,333 shares
          06/15/02          $8,000           $320.00         33,333 shares
          07/15/02          $8,000           $266.67         33,333 shares
          08/15/02          $8,000           $213.33         33,333 shares
          09/15/02          $8,000           $160.00         33,333 shares
          10/15/02          $8,000           $106.67         33,333 shares
          11/15/02          $8,000           $  0.00         33,333 shares

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                   EXHIBIT 10.29 - Stock Repurchase Agreement

     3.   Deliveries on the Additional Shares. Within three (3) business days
          -----------------------------------
of receipt of each monthly principal and interest payment under the Note, Damas shall deliver to the Company a stock certificate representing the number of Additional Shares repurchased by the Company, dated and duly endorsed in blank for transfer to the Company.

     4.   Cancellation of Note by Damas; Removal of Restrictive Legend.
          ------------------------------------------------------------

          (a) Commencing on March 1, 2002, Damas shall have the option to cancel the Note, in whole and not in part, at any time, without penalties, provided, however, that:

               (i) Damas shall provide prior written notice to the Company of the intent to cancel in advance of the intended cancellation; and

               (ii) On or after March 2, 2002, the Company has not delivered to Damas a written notice of its intent to prepay the Note pursuant to Section II.A.5. below.

          (b) Commencing on March 6, 2002, and at any time thereafter, upon cancellation of the Note by Damas in accordance with the provisions of Section II.A.4.a. above, and upon receiving the written request of Damas, the Company hereby covenants and agrees to promptly take any and all actions required under state and federal securities laws, including, without limitation, Rule 144(k) promulgated under the Act, to cause the restrictive legend to be removed from any stock certificate representing those Additional Shares then owned by Damas. Such actions shall include, without limitation, delivering such consents, authorizations, calculations, representations and opinions, including legal opinions, as shall be required by Damas, the Company's Transfer Agent, any securities broker and/or any regulatory authority, to facilitate removal of the restrictive legends from the stock certificates representing the Additional Shares in question. The obligations of the Company contained in this Section II.A.4(b) shall survive the Closing of the Repurchase Shares, the closings of the Additional Shares and the execution of the Release (as hereinafter defined) shall remain in full force and effect.

     5.   Prepayment of Note by Company. Commencing on March 2, 2002, the
          -----------------------------
Company shall have the option to prepay the indebtedness under the Note, in whole and not in part, at any time or from time to time, without prepayment premium or penalty, provided, however, that:

          (a) Company shall provide prior written notice to Damas of the intent to prepay in advance of the intended prepayment; and

          (b) Damas has not delivered to the Company a written notice of his intent to cancel the Note pursuant to Section II.A.4. above.

     6.   Receipt of Notice. All notices hereunder may be provided by a Party to
          -----------------
the other by any of the following methods:

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                   EXHIBIT 10.29 - Stock Repurchase Agreement

          (a)  in writing and mailed by first class certified or registered mail
                  -------
               or by overnight courier with written confirmation of the time of delivery, addressed to:

               If to the Company:    Strategic Solutions Group, Inc.
                         -------
                                     1598 Whitehall Road, Suite E
                                     Annapolis, Maryland 21401
                                     Attention: Chief Operating Officer

                                     With a copy to:
                                     Powell, Goldstein, Frazer & Murphy, LLP
                                     1001 Pennsylvania Avenue, N.W.
                                     Washington, DC 20004
                                     Attention: Joseph M. Berl, Esq.

               If to Damas:          Michael Damas
                     -----
                                     1A Chester Plaza
                                     Chester, Maryland 21619

          (b)  in writing and facsimiled to the other party with written
                  -------
               confirmation of the date and time of delivery, as follows:

               If to the Company:    (410) 757-5094
                         -------
                                     With a copy to: (202)624-7222
                                     Attention: Joseph M. Berl, Esq.

               If to Damas:          (410) 604-1528
                     -----

          (c)  by electronic means with a written confirmation of date and time
                  ----------
               of delivery, as follows:

               If to the Company:    erniew@ssgi.net
                         -------
                                     With a copy to: jberl@pgfm.com

               If to Damas:          mike@chesterplaza.com
                     -----

          In all cases above, notice may be delivered to such other address as either Party may from time to time designate to the other by written notice given at least five (5) days prior to the date such change becomes effective.

     7.   Non-Negotiable. The Note shall be non-negotiable. Damas may not assign
          --------------
any of his rights under the Note to any other party without the prior written consent of the Company.

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                   EXHIBIT 10.29 - Stock Repurchase Agreement

                                   SECTION III
                         TERMINATION, WAIVER AND RELEASE

A. Termination of Registration Rights Agreement. By signing this Agreement, the
   --------------------------------------------
parties hereby agree that the Registration Rights Agreement shall be terminated as of the date hereof.

B. Waiver. With respect to the Repurchase Shares, Damas hereby agrees to
   ------
irrevocably waive any and all penalties, claims and payments that may have accrued under the Registration Rights Agreement and the Stock Purchase Agreement. With respect to the Additional Shares repurchased by the Company under Section II.A.2., Damas hereby agrees to irrevocably waive, from time to time, any and all penalties, claims and payments that may have accrued under the Registration Rights Agreement and the Stock Purchase Agreement as such shares are repurchased by the Company, provided, however, that in the event of the
                                --------  -------
earlier cancellation or prepayment of the Note, such waiver shall apply to all of the Additional Shares.

C. Release. Effective as of the date the Company completes its repurchase of the
   -------
Additional Shares, or the earlier cancellation or prepayment of the Note, whichever occurs earlier, Damas hereby agrees to release the Company (including its officers, directors, shareholders and representatives) from any and all claims or causes of action in accordance with a release agreement (the "Release"), substantially in the form attached hereto as Exhibit B.
--------                                                 ---------

                                   SECTION IV
                         REPRESENTATIONS AND WARRANTIES

A. Damas represents and warrants in favor of the Company as follows:

   1. Damas is the legal and beneficial owner of the Repurchase Shares and Additional Shares, free and clear of all liens, charges, claims and encumbrances.

   2. Damas has not pledged all or any portion of the Repurchase Shares or Additional Shares as collateral for any loan, or entered into any other agreements which would restrict his right to sell the Repurchase Shares or Additional Shares to the Company in accordance with the provisions of this Agreement.

   3. There are no actions or proceedings pending or, to Damas' knowledge, threatened, involving Damas that might reasonably be expected to materially and adversely affect the validity of this Agreement.

   4. This Agreement has been duly executed and delivered by Damas and constitutes a legal, valid and binding obligation on him, enforceable against him in accordance with its respective terms.

   5. Neither the execution or delivery of this Agreement or the consummation of the transaction contemplated hereby will constitute or result in a default or violation of any indentures, leases, instruments, judgments, agreements, decrees or orders of any Court, or to Damas' knowledge, any law, ordinances, requirements or regulations which might reasonably be expected to materially and adversely affect the validity of this Agreement.

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

B. The Company represents and warrants in favor of Damas as follows:

   1. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware.

   2. This Agreement has been duly and validly authorized, executed and delivered by the Company, and constitutes the Company's valid and binding obligation enforceable in accordance with it terms, except as enforceability may be limited by bankruptcy, insolvency or other laws affecting creditors' rights generally.

   3. The purchase of the Repurchase Shares and/or Additional Shares by the Company, and the Company's compliance with all the provisions of this Agreement, will not conflict with, result in a breach of any term or provision of, constitute a default under, or result in the creation or imposition of, any lien, charge, or encumbrance upon any of the Company's property or assets pursuant to the terms of, any agreement or instrument which the Company is a party, by which the Company is bound, or to which the Company's property or assets is subject, nor will such action result in any violation of the Company's Articles of Incorporation or Bylaws, or of any applicable federal, state or local statute, order, rule or regulation.

   4. No authorization, qualification, approval or consent of any governmental authority or agency is necessary in connection with the purchase of the Repurchase Shares and/or Additional Shares by the Company.

                                    SECTION V
                                 INDEMNIFICATION

A. By Damas. All representations and warranties contained herein shall survive
   --------
the Closing of the Repurchase Shares and closings of the Additional Shares and shall remain in full force and effect. Damas agrees to indemnify, defend and hold harmless the Company from and against all losses, damages, debts, claims, counterclaims, obligations, costs and expenses, deficiencies and liabilities of whatever nature, known or unknown (including, without limitation, interest, penalties, and reasonable attorneys' fees and expenses) (collectively, a "Loss"), asserted against, relating to, imposed upon or incurred by the Company arising out of, directly or indirectly, a material breach by Damas of any representation or warranty as contained herein.

B. By the Company. All representations and warranties contained herein shall
   --------------
survive the Closing of the Repurchase Shares and closings of the Additional Shares and shall remain in full force and effect. The Company agrees to indemnify, defend and hold harmless Damas from and against all loss, damages, debts, claims, counterclaims, obligations, costs and expenses, deficiencies and liabilities of whatever nature, known or unknown (including, without limitation, interest, penalties, and reasonable attorneys' fees and expenses) (collectively, a "Loss"), asserted against, relating to, imposed upon or incurred by Damas arising out of, directly or indirectly, a material breach by the Company of any representation or warranty as contained herein.

                                   SECTION VI
                                  MISCELLANEOUS

A. Governing Law. This Agreement and all amendments, modifications,
   -------------
authorizations or supplements to this Agreement and the rights, duties, obligations and liabilities of the Parties under such documents will be determined in accordance with the applicable provisions of the laws of the State of Maryland, without reference to its doctrines or principles of conflicts of laws.

B. Binding Effect. This Agreement will be binding upon the Parties, their
   --------------
personal and legal representatives, guardians, successors and assigns. This Agreement will inure to the benefit of the Parties, their personal and legal representatives, guardians, successors and assigns.

C. Assignment. Neither Party may assign either this Agreement or any of his or
   ----------
its rights, interests, or obligations hereunder without the prior written approval of the other.

D. Further Documents. The Parties agree that they and each of them will take
   -----------------
whatever action or actions as are deemed by their respective legal counsel to be reasonably necessary or desirable from time to time to effectuate the provisions or intent of this Agreement, and, to that end, the Parties agree that they will execute, acknowledge, seal and deliver any further instruments or documents that may be requested by their respective legal counsel to give force and effect to this Agreement or any of its provisions, or to carry out the intent of this Agreement or any of its provisions.

E. Counterparts. This Agreement may be executed in any number of counterparts
   ------------
and by the Parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original and all of which counterparts taken together shall constitute one and the same instrument.

                    [SIGNATURE PAGE FOLLOWS ON THE NEXT PAGE]

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     IN WITNESS WHEREOF, this Stock Repurchase Agreement has been executed as of the date and year first above written and the undersigned parties by placing their signatures hereto agree to and adopt the terms hereof.

                               STRATEGIC SOLUTIONS GROUP, INC.



                               By: /s/ Ernest Wagner
                                  ---------------------------------------------
                                   Name: Ernest Wagner
                                   Title: President and Chief Operating Officer


                                   /s/ Michael Damas
                               ------------------------------------------------
                               Michael Damas

                 [SIGNATURE PAGE TO STOCK REPURCHASE AGREEMENT]

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